Exhibit 99.1
Ambac Reports Second Quarter 2022 Results
Growth in Specialty P&C Production and Material De-Risking of the Legacy Financial Guarantee Portfolio Advances Ambac's Strategic Priorities
Net income of $5 million and adjusted earnings of $13 million
Specialty P&C Insurance Platform production totaled $65 million, up 168% from second quarter of 2021
Legacy Financial Guarantee Watch List and Adversely Classified Credits insured net par reduced 11%
Repurchased $133 million of AAC debt and $14 million of AFG common stock
NEW YORK, NY, August 8, 2022 (BUSINESS WIRE) -- Ambac Financial Group, Inc. (NYSE: AMBC) ("Ambac" or "AFG"), a financial services holding company, today reported net income attributable to common stockholders of $5 million or $0.11(1) per diluted share and adjusted earnings(2) of $13 million or $0.28(1) per diluted share for the quarter ended June 30, 2022. This compares to a net loss attributable to common stockholders of $29 million or $0.63 per diluted share and an adjusted loss of $13 million or $0.30 per diluted share in the second quarter of 2021. Book value per share decreased $2.21 to $17.44 and adjusted book value per share(2) decreased $0.87 to $17.20 from March 31, 2022, to June 30, 2022.
Claude LeBlanc, President and Chief Executive Officer, stated, “Our second quarter results reflect the continued strong growth of our specialty property and casualty business strategy and the continued active de-risking of our legacy financial guarantee portfolios. Our Specialty P&C Insurance and Insurance Distribution businesses grew production by 168% to $65 million, compared to the second quarter of 2021.
LeBlanc continued, "In addition, our increased capital management activity this quarter demonstrates Ambac's belief in our core P&C business strategy as well as our prospects for recovery from our active litigations."

Ambac's Second Quarter 2022 Summary Results
			Better (Worse)
($ in millions, except per share data)	2Q2022	2Q2021	Amount	Percent
Gross written premium	$36.6	$(3.4)	$40.0	1,176%
Net premiums earned	13.8	11.1	2.7	24%
Net investment income (loss)	(21.4)	41.6	(63.0)	(152)%
Net realized investment gains (losses), including impairments	6.8	(1.5)	8.3	540%
Net gains (losses) on derivative contracts	29.3	(11.1)	40.4	364%
Net realized gains on extinguishment of debt	57.0	—	57.0	—%
Commission income	6.2	6.0	0.2	4%
Other income (expense)	1.0	0.7	0.3	48%
Losses and loss expenses (benefit)	(12.0)	(25.7)	(13.6)	(53)%
Operating expenses	33.7	28.4	(5.3)	(19)%
Interest expense	45.0	50.1	5.1	10%
Intangible amortization	13.5	13.5	—	—%
Pretax income (loss)	6.3	(17.6)	23.9	136%
Provision for income taxes	1.1	10.9	9.8	90%
Net income (loss) attributable to Common Stockholders	5.2	(28.5)	33.8	118%
Net income (loss) per diluted share[1]	0.11	(0.63)	0.74	117%
EBITDA	65.1	46.3	18.8	41%
Adjusted earnings (loss) [2]	12.7	(13.3)	25.9	195%
Adjusted earnings (loss) per diluted share [1,2]	0.28	(0.30)	0.58	193%
Weighted-average diluted shares outstanding (in millions)	45.7	46.6	0.9	2%

	June 30, 2022	March 31, 2022	Better (Worse)
			Amount	Percent
Total Ambac Financial Group, Inc. stockholders' equity	$783.8	$914.4	$(130.6)	(14)%
Total Ambac Financial Group, Inc. stockholders' equity per share	17.44	19.65	(2.21)	(11)%
Adjusted book value [2]	773.0	841.2	(68.2)	(8)%
Adjusted book value per share [2]	17.20	18.07	(0.87)	(5)%
(1) Per Diluted share includes the impact of adjusting redeemable noncontrolling interests to current redemption value
(2) See Non-GAAP Financial Data section of this press release for further information.
(3) Some financial data in this press release may not add up due to rounding

Results of Operations by Segment
Ambac is reporting three reportable segments: Legacy Financial Guarantee Insurance, Specialty Property & Casualty Insurance, and Insurance Distribution.
The following table presents segment financial results and includes the non-GAAP measure, EBITDA on a segment and consolidated basis.

Three Months Ended June 30, 2022	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in millions)
Gross premiums written	$(4.3)	$40.9			$36.6
Net premiums written	1.1	8.1			9.2
Revenues:
Net premiums earned	11.0	2.8			13.8
Net investment income (loss)	(22.3)	0.4		$0.5	(21.4)
Net investment gains (losses), including impairments	6.8	—		—	6.8
Net gains (losses) on derivative contracts	28.1			1.2	29.3
Net realized gains on extinguishment of debt	57.0				57.0
Commission income (1)			$6.2		6.2
Other income	(5.8)	0.5	0.2	(0.1)	(5.2)
Total revenues	74.8	3.7	6.4	1.6	86.5
Expenses:
Loss and loss expenses	(13.9)	1.9			(12.0)
Operating expenses (2)	23.5	3.3	1.6	1.0	29.3
Sub-producer commissions (2)			3.9		3.9
Total expenses	9.6	5.2	5.4	1.0	21.2
Net (gain) attributable to noncontrolling interest		—	(0.2)		(0.2)
Earnings before interest, taxes, depreciation and amortization	65.2	(1.5)	0.8	0.7	65.1
Add back noncontrolling interest EBITDA adjustment		—	0.2		0.2
Interest expense	45.0	—	—		45.0
Depreciation expense	0.5	—	—	—	0.5
Intangible amortization	12.8		0.7		13.5
Pretax income (loss)	$6.9	$(1.5)	$0.3	$0.6	$6.3
(1)Based on premiums placed. Refer to the Specialty P&C Insurance Platform Production section of this release for further details.
(2)The Consolidated Statements of Comprehensive Income presents the sum of these items as Operating Expenses.

Three Months Ended June 30, 2021	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in millions)
Gross premiums written	$(5.4)	$2.0			$(3.4)
Net premiums written	(12.9)	0.4			(12.5)
Revenues:
Net premiums earned	11.1	—			11.1
Net investment income (loss)	41.2	0.3		$0.1	41.6
Net investment gains (losses), including impairments	(1.5)	—		—	(1.5)
Net gains (losses) on derivative contracts	(11.1)				(11.1)
Net realized gains on extinguishment of debt	—				—
Commission income (1)			$6.0		6.0
Other income	2.8	—	—	(0.1)	2.7
Total revenues	42.5	0.3	6.0	—	48.8
Expenses:
Loss and loss expenses	(25.7)	—			(25.7)
Operating expenses (2)	20.8	1.9	1.3	0.3	24.3
Sub-producer commissions (2)			3.6		3.6
Total expenses	(4.9)	1.9	4.9	0.3	2.2
Net (gain) attributable to noncontrolling interest			(0.2)		(0.2)
Earnings before interest, taxes, depreciation and amortization	47.3	(1.6)	0.9	(0.3)	46.3
Add back noncontrolling interest EBITDA adjustment			0.2		0.2
Interest expense	50.1	—			50.1
Depreciation expense	0.4	—	—	—	0.5
Intangible amortization	12.9	—	0.7		13.5
Pretax income (loss)	$(16.1)	$(1.6)	$0.4	$(0.3)	$(17.6)
(1)Based on premiums placed. Refer to the Specialty P&C Insurance Platform Production section of this release for further details.
(2)The Consolidated Statements of Comprehensive Income presents the sum of these items as Operating Expenses.

Results of Operations by Segment (Continued)

Six Months Ended June 30, 2022	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in millions)
Gross premiums written	$1.9	$64.9			$66.9
Net premiums written	8.0	13.0			21.0
Revenues:
Net premiums earned	24.4	4.0			28.4
Net investment income (loss)	(17.8)	0.6		$0.7	(16.4)
Net investment gains (losses), including impairments	16.9	—		—	16.8
Net gains (losses) on derivative contracts	85.2	—		1.2	86.4
Net realized gains on extinguishment of debt	57.0	—			57.0
Commission income (1)			$14.8		14.8
Other income	17.9	0.8	0.2	(0.1)	18.8
Total revenues	183.5	5.4	15.0	1.8	205.7
Expenses:
Loss and loss expenses	9.3	2.7			12.0
Operating expenses (2)	44.3	6.7	2.9	4.4	58.2
Sub-producer commissions (2)			8.4		8.4
Total expenses	53.6	9.3	11.3	4.4	78.6
Net (gain) attributable to noncontrolling interest		—	(0.8)		(0.7)
Earnings before interest, taxes, depreciation and amortization	129.9	(4.0)	3.0	(2.6)	126.4
Add back noncontrolling interest EBITDA adjustment		—	0.8		0.7
Interest expense	89.2				89.2
Depreciation expense	0.9	—	—	0.1	1.0
Intangible amortization	26.5		1.3		27.8
Pretax income (loss)	$13.4	$(4.0)	$2.4	$(2.7)	$9.2
(1)Based on premiums placed. Refer to the Specialty P&C Insurance Platform Production section of this release for further details.
(2)The Consolidated Statements of Comprehensive Income presents the sum of these items as Operating Expenses.

Six Months Ended June 30, 2021	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in millions)
Gross premiums written	$(7.4)	$2.0			$(5.3)
Net premiums written	(21.5)	0.4			(21.1)
Revenues:
Net premiums earned	25.2	—			25.3
Net investment income (loss)	90.2	0.4		$0.3	90.9
Net investment gains (losses), including impairments	(3.4)	—		4.0	0.6
Net gains (losses) on derivative contracts	14.2	—			14.2
Net realized gains on extinguishment of debt	32.8	—			32.8
Commission income (1)			$13.2		13.2
Other income	1.1	—	—	—	1.1
Total revenues	160.1	0.4	13.2	4.3	178.0
Expenses:
Loss and loss expenses	(17.8)	—			(17.8)
Operating expenses (2)	37.7	2.9	2.5	10.4	53.5
Sub-producer commissions (2)			7.2		7.2
Total expenses	19.9	3.0	9.7	10.4	42.9
Net (gain) attributable to noncontrolling interest			(0.7)		(0.7)
Earnings before interest, taxes, depreciation and amortization	140.2	(2.6)	2.8	(6.1)	134.4
Add back noncontrolling interest EBITDA adjustment			0.7		0.7
Interest expense	99.9				99.9
Depreciation expense	0.9	—	—	—	0.9
Intangible amortization	31.4		1.3		32.7
Pretax income (loss)	$7.9	$(2.6)	$2.2	$(6.1)	$1.5
(1)Based on premiums placed. Refer to the Specialty P&C Insurance Platform Production section of this release for further details.
(2)The Consolidated Statements of Comprehensive Income presents the sum of these items as Operating Expenses.

Specialty P&C Insurance Platform Production
Specialty P&C Insurance Platform production, which includes gross premiums written by Ambac's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment, totaled $64.8 million in the second quarter of 2022, an increase of 168% from the second quarter of 2021. Specialty P&C Insurance revenues are dependent on gross premiums written as hybrid fronting insurance companies earn premiums based on the portion of gross premiums written retained (i.e. net premiums written) and fees on gross premiums written that are ceded to reinsurers. Insurance Distribution revenues are dependent on premium volume as Managing General Agents/Underwriters receive commissions based the amount of premiums placed (i.e. gross premiums written on behalf of insurance carriers) with insurance carriers.

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions)	2022	2021	Change	2022	2021	Change
Specialty Property & Casualty Insurance Gross Premiums Written	$40.9	$2.0	NM	$64.9	$2.0	NM
Insurance Distribution Premiums Placed	23.9	22.2	8%	68.8	62.4	10%
Specialty P&C Insurance Production	$64.8	$24.2	168%	$133.7	$64.4	108%
NM = Not meaningful
Net Premiums Earned
During the second quarter of 2022, net premiums earned of $13.8 million increased 24% compared to the second quarter of 2021. Specialty Property & Casualty Insurance segment net premiums earned increased $2.8 million more than off-setting the continued contraction of net premiums earned in the Legacy Financial Guarantee Insurance segment.

Net Investment Income
Net investment loss for the second quarter of 2022 was $(21.4) million compared to net investment income of $41.6 million for the second quarter of 2021.
The decrease in net investment income in the second quarter of 2022 compared to the second quarter of 2021 was largely attributable to (i) net losses on fund investments of ($23.0) million compared to $19.7 million of income in the prior year and (ii) losses of ($11.4) million on securities received as subrogation from the Puerto Rico restructuring and classified as trading.
Losses and Loss Expenses (Benefit)
Losses and loss expenses ("Incurred Losses") for the second quarter of 2022 were a $12.0 million benefit, compared to a $25.7 million benefit for the second quarter of 2021, as outlined in the following table.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2022	2021	2022	2021
Financial Guarantee
Structured finance	$(10.9)	$(15.5)	$201.7	$(23.0)
Domestic public finance	(3.4)	(11.0)	(193.6)	(1.7)
Other	0.4	0.8	1.2	6.9
Specialty property & casualty	1.9	—	2.7	—
Total losses and loss expenses (benefit)	$(12.0)	$(25.7)	$12.0	$(17.8)
The second quarter 2022 structured finance benefit of ($10.9) million was driven the the positive impact of higher discount rates and lower underlying RMBS losses somewhat off-set by a reduction in estimated R&W subrogation recoveries stemming from the same factors.
The second quarter 2022 domestic public finance benefit of $(3.4) million was driven by credit improvements and higher discount rates across several credits compared to the benefit of $(11) million in the second quarter 2021 which was positively impacted by a few credits including Puerto Rico.
Net Gains (Losses) on Derivative Contracts
Net gains on derivative contracts of $29.3 million for the second quarter of 2022, compared to a $(11.1) million loss for second quarter 2021, were driven by rising interest rates in the second quarter of 2022 versus falling rates in the second quarter of 2021. The interest rate derivatives portfolio is positioned to benefit from rising interest rates as a partial economic hedge against interest rate exposure in AAC's insured and investment portfolios.
Gross Commission Income
Gross commission income generated by the Insurance Distribution segment grew 4% in the second quarter 2022 to $6.2 million from $6.0 million in the second quarter of 2021. Growth in gross commission income was moderated primarily by an adjustment to profit commissions in the the second quarter of 2021. Excluded from commission income are amounts earned from the servicing of existing policies associated with the EBU renewal rights acquisition which are accounted for within other income.
Operating Expenses
Operating expenses for the second quarter 2022 were $33.7 million compared to $28.4 million in the second quarter of 2021. Specialty P&C Insurance operating expenses increased as a result of increased headcount and higher audit, travel, licensing and other costs associated with growth in the business. Operating expenses in the Insurance Distribution segment, which primarily include Sub-producer commissions, grew in line with an increase in premiums placed and in connection with higher headcount in connection with the recently announced renewal rights transaction. Legacy Financial Guarantee Insurance operating expenses were higher due to defensive litigation, performance based compensation and severance costs.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2022	2021	2022	2021
Legacy Financial Guarantee Insurance	$24.0	$21.3	$45.2	$38.6
Specialty Property & Casualty Insurance	3.3	1.9	6.7	2.9
Insurance Distribution	5.5	4.9	11.3	9.7
Corporate & Other	1.0	0.3	4.4	10.4
Total operating expenses	$33.7	$28.4	$67.6	$61.6
AFG (holding company only) Assets
AFG on a standalone basis, excluding its ownership interests in its Specialty P&C Insurance, Insurance Distribution, and Legacy Financial Guarantee segments, had net assets of $218 million as of June 30, 2022. Assets included cash and liquid securities of $120 million and other investments of $83 million.
Consolidated Ambac Financial Group, Inc. Stockholders' Equity
Stockholders’ equity at June 30, 2022, was $783.8 million, or $17.44 per share compared to $914.4 million or $19.65 per share as of March 31, 2022. The decrease was primarily due to a reduction to net unrealized investment gains of $72 million and foreign exchange translation losses of $55 million.
Capital Activity
On March 29, 2022, the Board of Directors authorized a $20 million share repurchase program. During the second quarter 2022 the Company repurchased 1.6 million shares for $14.2 million at an average purchase price of $8.86. On May 5, 2022, the Board of Directors authorized an additional $15 million share repurchase bringing the total unused authorized amount to $20.8 million.
During the second quarter 2022, AAC purchased Surplus Notes amounting to $65.0 million of current par value or $115.1 million of principal and accrued interest outstanding, generating a $57.0 million gain on the retirement of debt. AAC also purchased $76.4 million par of Sitka Notes which are held as an asset on AAC's balance sheet.
Legacy Financial Guarantee Insurance Insured Portfolio
Legacy Financial Guarantee Insurance insured net par outstanding declined 7% during the quarter ended June 30, 2022, to $25.3 billion from $27.1 billion at March 31, 2022.
Adversely Classified and Watch List Credits decreased in the second quarter of 2022 by $1.1 billion or 11.1% to $8.5 billion at June 30, 2022, from $9.6 billion at March 31, 2022.
The decrease in net par outstanding and Adversely Classified and Watch List Credits is largely due to de-risking activity, including the acceleration of PRIFA and CCDA, and the impact of foreign exchange rates which accounted for 1.3% of the 11.1% reduction of Adversely Classified and Watch List Credits in the quarter.
Details of the Legacy Financial Guarantee Insurance insured portfolio are highlighted in the below table.

Net Par Outstanding	June 30, 2022	March 31, 2022
By Sector:
Domestic public finance	45%	44%
Structured Finance	16%	17%
International	39%	39%
By Financial Guarantor:
Ambac Assurance	63%	63%
Ambac UK	37%	37%
Non-GAAP Financial Data
In addition to reporting Ambac’s quarterly financial results in accordance with GAAP, the Company currently reports three non-GAAP financial measures: EBITDA, adjusted earnings and adjusted book value. The most directly comparable GAAP measures are pre-tax net income for EBITDA, net income attributable to common stockholders for adjusted earnings and Total Ambac Financial Group, Inc. stockholders’ equity for adjusted book value. A non-

GAAP financial measure is a numerical measure of financial performance or financial position that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We present such non-GAAP supplemental financial information because we believe such information is of interest to the investment community that provides greater transparency and enhanced visibility into the underlying drivers of our businesses on a basis that may not be otherwise apparent on a GAAP basis. We view these non-GAAP financial measures as important indicators when assessing and evaluating our performance on a segmented and consolidated basis. These non-GAAP financial measures are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently.
Ambac has a significant U.S. tax net operating loss (“NOL”) that is offset by a full valuation allowance in the GAAP consolidated financial statements. As a result of this and other considerations, we utilized a 0% effective tax rate for non-GAAP adjustments for both Adjusted Earnings and Adjusted Book Value; which is subject to change.
The following paragraphs define each non-GAAP financial measure. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is also presented below.
EBITDA. EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization of intangible assets. EBITDA is also adjusted for noncontrolling interests in subsidiaries where Ambac does not own 100%.
The following table reconciles net income (loss) attributable to common shareholders to the non-GAAP measure, EBITDA on a consolidation and segment basis.

Three Months Ended June 30, 2022	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated

Pretax income (loss)	$6.9	$(1.5)	$0.3	$0.6	$6.3
Adjustments:
Interest expense	45.0	—	—	—	45.0
Depreciation	0.5	—	—	—	0.5
Amortization of intangible assets	12.8	—	0.7	—	13.5
Net (gain) attributable to noncontrolling interest		—	(0.2)		(0.2)
Earnings before interest, taxes, depreciation and amortization	$65.2	$(1.5)	$0.8	$0.7	$65.1
Three Months Ended June 30, 2021
Pretax income (loss)	$(16.1)	$(1.6)	$0.4	$(0.3)	$(17.6)
Adjustments:
Interest expense	50.1	—	—	—	50.1
Depreciation	0.4	—	—	—	0.5
Amortization of intangible assets	12.9	—	0.7	—	13.5
Net (gain) attributable to noncontrolling interest			(0.2)		(0.2)
Earnings before interest, taxes, depreciation and amortization	$47.3	$(1.6)	$0.9	$(0.3)	$46.3

Six Months Ended June 30, 2022	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated

Pretax income (loss)	$13.4	$(4.0)	$2.4	$(2.7)	$9.2
Adjustments:
Interest expense	89.2	—	—	—	89.2
Depreciation	0.9	—	—	0.1	1.0
Amortization of intangible assets	26.5	—	1.3	—	27.8
Net (gain) attributable to noncontrolling interest			(0.8)		(0.7)
Earnings before interest, taxes, depreciation and amortization	$129.9	$(4.0)	$3.0	$(2.6)	$126.4
Six Months Ended June 30, 2021
Pretax income (loss)	$7.9	$(2.6)	$2.2	$(6.1)	$1.5
Adjustments:
Interest expense	99.9	—	—	—	99.9
Depreciation	0.9	—	—	—	0.9
Amortization of intangible assets	31.4	—	1.3	—	32.7
Net (gain) attributable to noncontrolling interest			(0.7)		(0.7)
Earnings before interest, taxes, depreciation and amortization	$140.2	$(2.6)	$2.8	$(6.1)	$134.4
Adjusted Earnings (Loss). Adjusted earnings (loss) is defined as net income (loss) attributable to common stockholders, as reported under GAAP, adjusted on an after-tax basis for the following:
•Insurance intangible amortization: Elimination of the amortization of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for consistent with the provisions of the Financial Services – Insurance Topic of the ASC.
•Foreign exchange (gains) losses: Elimination of the foreign exchange gains (losses) on the re-measurement of assets, liabilities and transactions in non-functional currencies. This adjustment eliminates the foreign exchange gains (losses) on all assets, liabilities and transactions in non-functional currencies, which enables users of our financial statements to better view the results without the impact of fluctuations in foreign currency exchange rates and facilitates period-to-period comparisons of Ambac's operating performance.
Adjusted earnings were $12.7 million, or $0.28 per diluted share, for the second quarter 2022 as compared to adjusted loss of ($13.3) million, or $0.30 per diluted share, for the second quarter of 2021.
The following table reconciles net income (loss) attributable to common stockholders to the non-GAAP measure, adjusted earnings (loss), for the three-month periods ended June 30, 2022, and June 30, 2021, respectively:

	Three Months Ended June 30,
	2022		2021
($ in millions, other than per share data)	$ Amount	Per Diluted Share (1)	$ Amount	Per Diluted Share (1)
Net income (loss) attributable to common stockholders	$5.2	$0.11	$(28.5)	$(0.63)
Adjustments:
Insurance intangible amortization	12.8	0.29	12.9	0.28
Foreign exchange (gains) losses	(5.3)	(0.12)	2.4	0.05
Adjusted Earnings (loss)	$12.7	$0.28	$(13.3)	$(0.30)
Weighted-average diluted shares outstanding (in millions)		45.7		46.6

	Six Months Ended June 30,
	2022		2021
($ in millions, other than per share data)	$ Amount	Per Diluted Share (1)	$ Amount	Per Diluted Share (1)
Net income (loss) attributable to common stockholders	$7.2	$0.15	$(11.6)	$(0.54)
Adjustments:
Insurance intangible amortization	26.5	0.57	31.4	0.68
Foreign exchange (gains) losses	(7.0)	(0.15)	7.5	0.16
Adjusted Earnings (loss)	$26.7	$0.57	$27.2	$0.30
Weighted-average diluted shares outstanding (in millions)		46.3		46.4
1     Per Diluted share includes the impact of adjusting the Insurance Distribution segment related noncontrolling interest to current redemption value
Adjusted Book Value. Adjusted book value is defined as Total Ambac Financial Group, Inc. stockholders’ equity as reported under GAAP, adjusted for after-tax impact of the following:
•Insurance intangible asset: Elimination of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for within adjusted book value consistent with the provisions of the Financial Services—Insurance Topic of the ASC.
•Net unearned premiums and fees in excess of expected losses: Addition of the value of the unearned premium revenue ("UPR") on financial guarantee contracts, in excess of expected losses, net of reinsurance. This non-GAAP adjustment presents the economics of UPR and expected losses for financial guarantee contracts on a consistent basis. In accordance with GAAP, stockholders’ equity reflects a reduction for expected losses only to the extent they exceed UPR. However, when expected losses are less than UPR for a financial guarantee contract, neither expected losses nor UPR have an impact on stockholders’ equity. This non-GAAP adjustment adds UPR in excess of expected losses, net of reinsurance, to stockholders’ equity for financial guarantee contracts where expected losses are less than UPR. This adjustment is only made for financial guarantee contracts since such premiums are non-refundable.
•Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income: Elimination of the unrealized gains and losses on the Company’s investments that are recorded as a component of accumulated other comprehensive income (“AOCI”). The AOCI component of the fair value adjustment on the investment portfolio may differ from realized gains and losses ultimately recognized by the Company based on the Company’s investment strategy. This adjustment only allows for such gains and losses in adjusted book value when realized.
Adjusted book value was $773.0 million, or $17.20 per share, at June 30, 2022, as compared to $841.2 million, or $18.07 per share, at March 31, 2022. The decrease in adjusted book value for the second quarter of 2022 was primarily attributable to the adverse effect of foreign exchange losses, share buybacks (positive impact on a per share basis), and higher discount rates on the PV of legacy financial guarantee installment premiums partially offset by adjusted earnings (net of earned premiums).
The following table reconciles Total Ambac Financial Group, Inc. stockholders’ equity to the non-GAAP measure adjusted book value as of each date presented:

	June 30, 2022		March 31, 2022
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Total AFG Stockholders' Equity	$783.8	$17.44	$914.4	$19.65
Adjustments:
Non-credit impairment fair value losses on credit derivatives	—	—	—	—
Insurance intangible asset	(284.0)	(6.32)	(303.5)	(6.52)
Net unearned premiums and fees in excess of expected losses	250.4	5.57	279.4	6.00
Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income	22.7	0.51	(49.2)	(1.06)
Adjusted book value	$773.0	$17.20	$841.2	$18.07
Shares outstanding (in millions)		44.9		46.5

Earnings Call and Webcast
On August 9, 2022 at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Ambac's second quarter 2022 results during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, https://ambac.com/investor-relations/events-and-presentations/events/. Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International).
The webcast will be archived on Ambac's website. A replay of the call will be available through August 23, 2022, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID#13726024
Additional information is included in an operating supplement and presentations at Ambac's website at www.ambac.com.
About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”) is a financial services holding company headquartered in New York City. Ambac’s core business is a growing specialty P&C distribution and underwriting platform. Ambac also has a legacy financial guaranty business in run off. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information. For more information, please go to www.ambac.com.
The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest.
Contact
Charles J. Sebaski
Managing Director, Investor Relations
(212) 208-3222
csebaski@ambac.com
Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac Financial Group’s (“AFG”) and its subsidiaries’ (collectively, “Ambac” or the “Company”) actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the highly speculative nature of AFG’s common stock and volatility in the price of AFG’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from Ambac Assurance Corporation (“AAC”) and its subsidiaries or from the specialty property and casualty program insurance business, the distribution business, or related businesses; (3) the inability of AAC to realize the expected recoveries, including RMBS litigation recoveries, included in its financial statements, or changes in estimated RMBS litigation recoveries over time; (4) failure to recover claims paid on Puerto Rico exposures or realization of losses in amounts higher than expected; (5) inadequacy of reserves established for losses and loss expenses and possibility that changes in loss reserves may result in further volatility of earnings or financial results; (6) potential for rehabilitation proceedings or other regulatory intervention against AAC; (7) credit risk throughout Ambac’s business, including but not limited to credit risk related to insured residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations (including risks associated with Chapter 9 and other restructuring proceedings), issuers of securities in our investment portfolios, and exposures to reinsurers; (8) our inability to effectively reduce insured financial guarantee exposures or achieve recoveries or investment objectives; (9) our inability to generate the significant amount of cash needed to service our debt and financial obligations, including through litigation recoveries or disposition of assets, and our inability to refinance our indebtedness; (10) Ambac’s substantial indebtedness could adversely affect its financial condition and operating flexibility; (11) Ambac may not be able to obtain financing or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (12) the impact of catastrophic public health, environmental or natural events, including events like the COVID-19 pandemic, or global or regional conflicts, on significant portions of our insured portfolio; (13) credit risks related to large single risks, risk concentrations and correlated risks; (14) risks associated with adverse selection as Ambac’s financial guarantee insurance portfolio runs off; (15) the risk that Ambac’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (16) restrictive covenants in agreements and instruments that impair Ambac’s ability to pursue or achieve its business strategies; (17) adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce financial guarantee risks in its insured portfolio; (18) disagreements or disputes with Ambac's insurance regulators; (19) loss of control rights in transactions for which we provide financial guarantee insurance; (20) adverse tax consequences or other costs resulting from the characterization of the AAC’s surplus notes or other obligations as equity; (21) risks attendant to the change in composition of securities in the Ambac’s investment portfolio; (22) adverse impacts from changes in prevailing interest rates; (23) events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Ambac’s acquisition of 80% of the membership interests of Xchange Benefits, LLC; (24) risks associated with the expected discontinuance of the London Inter-Bank Offered Rate; (25) factors that may negatively influence the amount of installment premiums paid to Ambac; (26) risks relating to determinations of amounts of impairments taken on investments; (27) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith; (28) actions of stakeholders whose interests are not aligned with broader interests of Ambac's stockholders; (29) system security risks, data protection breaches and cyber attacks; (30) regulatory oversight of Ambac Assurance UK Limited (“Ambac UK”) and applicable regulatory restrictions may adversely affect our ability to realize value from Ambac UK or the amount of value we ultimately realize; (31) failures in services or products provided by third parties; (32) our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel; (33) fluctuations in foreign currency exchange rates; (34) failure to realize our business expansion plans or failure of such plans to create value; (35) greater competition for our specialty property & casualty program insurance business; (36) loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries; (37) disintermediation within the insurance industry or greater competition that negatively impacts our managing general agency/underwriting business; (38) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general underwriter; and (39) other risks and uncertainties that have not been identified at this time.

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions, except share data)	2022	2021	2022	2021
Revenues:
Net premiums earned	$14	$11	$28	$25
Net investment income:
Securities available-for-sale and short-term	13	22	27	44
Other investments	(34)	20	(43)	47
Total net investment income (loss)	(21)	42	(16)	91
Net realized investment gains (losses), including impairments	7	(2)	17	1
Net gains (losses) on derivative contracts	29	(11)	86	14
Net realized gains on extinguishment of debt	57	—	57	33
Commission income	6	6	15	13
Other income	1	1	3	(1)
Income (losss) on variable interest entities	(6)	2	15	2
Total revenues	86	49	206	178
Expenses:
Losses and loss expense (benefit)	(12)	(26)	12	(18)
Intangible amortization	13	14	28	33
Operating expenses	34	28	68	62
Interest expense	45	50	89	100
Total expenses	80	66	197	177
Pre-tax income	6	(18)	9	1
Provision for income taxes	1	11	1	13
Net income (loss)	$5	$(28)	$8	$(11)
Less: net (loss) gain attributable to noncontrolling interest	—	—	—	—
Net income (loss) attributable to common stockholders	$5	$(29)	$7	$(12)

Net income per basic share	$0.11	$(0.63)	$0.15	$(0.54)
Net income per diluted share	$0.11	$(0.63)	$0.15	$(0.54)

Weighted-average number of common shares outstanding:
Basic	45,519,093	46,576,673	46,121,927	46,446,087
Diluted	45,685,349	46,576,673	46,310,687	46,446,087

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

($ in millions, except share data)	June 30, 2022	December 31, 2021
Assets:
Investments:
Fixed maturity securities, at fair value (amortized cost: $1,442 and $1,605)	$1,410	$1,730
Fixed maturity securities pledged as collateral, at fair value (amortized cost: $15 and $15)	15	$15
Fixed maturity securities - trading	2	—
Short-term investments, at fair value (amortized cost: $452 and $415)	452	414
Short-term investments pledged as collateral, at fair value (amortized cost: $70 and $105)	70	105
Other investments (includes $590 and $683 at fair value)	598	690
Total investments (net of allowance for credit losses of $0 and $0)	2,547	2,955
Cash and cash equivalents	32	17
Restricted cash	5	5
Premiums receivable (net of allowance for credit losses of $6 and $9)	311	323
Reinsurance recoverable on paid and unpaid losses (net of allowance for credit losses of $0 and $0)	55	55
Deferred ceded premium	104	90
Subrogation recoverable	1,667	2,092
Derivative assets	40	76
Intangible assets	330	362
Goodwill	46	46
Other assets	83	68
Variable interest entity assets:
Fixed maturity securities, at fair value	2,642	3,455
Restricted cash	2	2
Loans, at fair value	2,144	2,718
Derivative assets	51	38
Other assets	2	2
Total assets	$10,061	$12,303
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$385	$395
Loss and loss expense reserves	1,019	1,570
Ceded premiums payable	44	33
Long-term debt	2,189	2,230
Accrued interest payable	559	576
Derivative liabilities	61	95
Other liabilities	124	133
Variable interest entity liabilities:
Long-term debt (includes $3,184 and $4,056 at fair value)	3,340	4,216
Derivative liabilities	1,476	1,940
Total liabilities	9,198	11,187
Redeemable noncontrolling interest	18	18
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued: 46,658,990 and 46,477,068	—	—
Additional paid-in capital	267	257
Accumulated other comprehensive income	(196)	58
Retained earnings	728	726
Treasury stock, shares at cost: 1,719,074 and 172,929	(16)	(3)
Total Ambac Financial Group, Inc. stockholders’ equity	784	1,038
Nonredeemable noncontrolling interest	62	60
Total stockholders’ equity	846	1,098
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$10,061	$12,303